EXHIBIT 24
                                                                  ----------

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kathleen P.Mullinix and Robert L. Spence, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and re- substitution for such person and in his or her name, place and stead, in any and all capacities, to sign this Annual Report on Form 10-K and any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitutes may lawfully do or cause to be done by virtue hereof.



          Signature                       Title                     Date
------------------------------     ----------------------      --------------

/s/ Kathleen P. Mullinix           Chairman of the Board,      March 12, 2001
------------------------------     President, and Chief
    Kathleen P. Mullinix           Executive Officer


/s/ Robert L. Spence               Senior Vice President,      March 12, 2001
------------------------------     Chief Financial Officer,
    Robert L. Spence               and Treasurer


/s/ Zola P. Horovitz, Ph.D         Director                    March 12, 2001
------------------------------
    Zola P. Horovitz, Ph.D


/s/ John E. Lyons                  Director                    March 12, 2001
------------------------------
    John E. Lyons


/s/ Patrick J. McDonald            Director                    March 12, 2001
------------------------------
    Patrick J. McDonald


/s/ Sandra Panem, Ph.D             Director                    March 12, 2001
------------------------------
    Sandra Panem, Ph.D


/s/ Alison Taunton-Rigby, Ph.D     Director                    March 12, 2001
------------------------------
    Alison Taunton-Rigby, Ph.D